Exhibit 4.01

BANK ONE ISSUANCE TRUST

as Issuer

SUPPLEMENTAL INDENTURE

with respect to Additional Class A(2004-5) Notes

dated as of August 9, 2004

to

CLASS A(2004-5) TERMS DOCUMENT

dated as of August 4, 2004

to

ONESERIES INDENTURE SUPPLEMENT

dated as of May 1, 2002

to

INDENTURE

dated as of May 1, 2002

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Indenture Trustee and Collateral Agent

THIS SUPPLEMENTAL INDENTURE WITH RESPECT TO ADDITIONAL CLASS A(2004-5) NOTES (this “Supplemental Indenture”), by and between BANK ONE ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”) and collateral agent (the “Collateral Agent”), is made and entered into as of August 9, 2004 and hereby modifies and supplements the Class A(2004-5) Terms Document (the “Terms Document”) entered into by the Issuer, the Indenture Trustee and the Collateral Agent as of August 4, 2004.

WHEREAS, the Issuer and the Indenture Trustee have created, pursuant to the Terms Document, a Tranche of ONEseries Class A Notes known as the “ONEseries Class A(2004-5) Notes.”

WHEREAS, pursuant to Section 3.10(c) of the Indenture, the Issuer and the Indenture Trustee shall issue the Additional Class A(2004-5) Notes (as defined below) that shall be identical in all respects to all other Outstanding Class A(2004-5) Notes and will be equally and ratably entitled to the benefits of the Indenture and the Indenture Supplement as all other Outstanding Class A(2004-5) Notes without preference, priority or distinction.

NOW, THEREFORE, in connection with the issuance of the Additional Class A(2004-5) Notes, the Issuer and the Indenture Trustee enter into this Supplemental Indenture.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

(2) all other terms used herein which are defined in the Indenture Supplement, the Indenture, the Asset Pool Supplement or the Terms Document, either directly or by reference therein and are not modified by Section 2.2 hereof, have the meanings assigned to them therein.

“Additional Class A(2004-5) Notes” means the $150,000,000 principal amount Class A(2004-5) Notes described in this Supplemental Indenture, substantially in the form set forth in Exhibit A-1 to the Indenture Supplement, designated therein as a Class A(2004-5) Note and duly executed and authenticated in accordance with the Indenture.

“Additional Issuance Date” means August 9, 2004.

Section 1.2 Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.3 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.4 Ratification of Indenture, Indenture Supplement and Terms Document. As supplemented by this Supplemental Indenture, each of the Indenture, the Asset Pool Supplement, the Indenture Supplement and the Terms Document is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool Supplement, the Indenture Supplement as so supplemented by the Terms Document and the Terms Document and so supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 1.5 Full Force and Effect of Terms Document. All terms and conditions of the Terms Document not changed hereby shall remain in full force and effect.

[END OF ARTICLE I]

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ARTICLE II

THE ADDITIONAL CLASS A(2004-5) NOTES

Section 1.6 Terms and Issuance. The Additional Class A(2004-5) Notes shall be identical in all respects to all other Outstanding Class A(2004-5) Notes and will be equally and ratably entitled to the benefits of the Indenture, the Indenture Supplement and the Terms Document as all other Outstanding Class A(2004-5) Notes without preference, priority or distinction. The Additional Class A(2004-5) Notes shall be issued pursuant to the Indenture and the Indenture Supplement on the Additional Issuance Date.

Section 1.7 Modification of Defined Terms. Upon issuance of the Additional Class A(2004-5) Notes, all references in the Terms Document to the Class A(2004-5) Notes shall include the Additional Class A(2004-5) Notes and each of the following terms, as used in the Terms Document, shall have the respective meanings set forth below:

“Controlled Accumulation Amount” means $62,500,000; provided, however, if the Accumulation Period Length is determined to be less than twelve months pursuant to Section 3.12(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount for any Note Transfer Date with respect to the Class A(2004-5) Notes will be the amount specified in the definition of “Controlled Accumulation Amount” in the Indenture Supplement.

“Initial Dollar Principal Amount” means $750,000,000.

“Stated Principal Amount” means $750,000,000.

Section 1.8 First Interest Payment Date. In addition to the amount of interest due for the first Interest Payment Date with respect to the Class A(2004-5) Notes pursuant to the Terms Document, the amount of interest due for the first Interest Payment Date with respect to the Additional Class A(2004-5) Notes, shall be an amount equal to the product of (x) $150,000,000, (y) 42 divided by 360 and (z) the Note Interest Rate in effect with respect to the Class A(2004-5) Notes determined on August 2, 2004.

Section 1.9 Form of Delivery of Additional Class A(2004-5) Notes; Depository; Denominations.

(1) The Additional Class A(2004-5) Notes shall each be delivered in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively.

(2) The Depository for the Additional Class A(2004-5) Notes shall be The Depository Trust Company, and the Additional Class A(2004-5) Notes shall initially be registered in the name of Cede & Co., its nominee.

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(3) The Additional Class A(2004-5) Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

Section 1.10 Delivery and Payment for the Additional Class A(2004-5) Notes. The Issuer shall execute and deliver the Additional Class A(2004-5) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Additional Class A(2004-5) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

Section 1.11 Supplemental Indenture. The Issuer may enter into a supplemental indenture with respect to the Class A(2004-5) Notes as provided in Section 9.01 of the Indenture; provided, however, that any supplemental indenture which provides for an additional or alternative form of credit enhancement for the Class A(2004-5) Notes shall, in addition to the requirements set forth in Section 9.01 of the Indenture, require confirmation from the Note Rating Agencies that have rated any Outstanding Notes of the ONEseries that such change in credit enhancement will not result in a Ratings Effect with respect to any Outstanding Notes of the ONEseries.

Section 1.12 Appointment of co-Paying Agent and co-Transfer Agent. BDL is appointed as co-paying agent and as co-transfer agent in Luxembourg with respect to the Additional Class A(2004-5) Notes for so long as the Additional Class A(2004-5) Notes are listed on the Luxembourg Stock Exchange. Any reference in this Supplemental Indenture, the Indenture Supplement, the Asset Pool Supplement, the Indenture and the Terms Document to the Paying Agent or the Transfer Agent shall be deemed to include BDL as co-paying agent or co-transfer agent, as the case may be, unless the context requires otherwise.

[END OF ARTICLE II]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

BANK ONE ISSUANCE TRUST

By:	BANK ONE, DELAWARE, NATIONAL ASSOCIATION, as Beneficiary and not in its individual capacity

By:	/s/ Brent Barton
Name:	Brent Barton
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee and Collateral Agent

By:	/s/ Cheryl C. Zimmerman
Name:	Cheryl C. Zimmerman, CCTS
Title:	Assistant Vice President